                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REPUBLIC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        (LOGO) REPUBLIC INDUSTRIES, INC.

                                                                  March 31, 1998

Dear Stockholder:

     We invite you to attend the 1998 Annual Meeting of Stockholders of Republic Industries, Inc. to be held at 1:30 p.m. on Wednesday, May 20, 1998, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312. The matters to be considered at the Annual Meeting are described in the formal Notice and Proxy Statement on the following pages.

     In addition to the specific matters to be acted upon, there will be a report on the progress of Republic Industries, Inc. and an opportunity to ask questions of general interest to stockholders.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting. PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Thank you.

                                          Sincerely,

                                          /s/ WAYNE
                                          ---------------------
                                          H. Wayne Huizenga
                                          Chairman of the Board

                        (LOGO) REPUBLIC INDUSTRIES, INC.
                               110 S.E. 6TH STREET
                         FORT LAUDERDALE, FLORIDA 33301

               NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF REPUBLIC INDUSTRIES, INC.:

     The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Republic Industries, Inc. ("Republic") will be held at 1:30 p.m. on Wednesday, May 20, 1998, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312, for the following purposes:

          (1) To elect directors to a term of office expiring at the 1999 Annual Meeting of Stockholders or until a successor of each has been duly elected and qualified;

          (2) To consider and vote upon a proposal to amend Republic's Amended and Restated 1995 Employee Stock Option Plan;

          (3) To consider and vote upon a proposal to approve and adopt Republic's 1998 Employee Stock Option Plan;

          (4) To ratify the appointment of Arthur Andersen LLP as Republic's independent public accountants for 1998; and

          (5) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time prior to its use.

                                          By Order of the Board of Directors

                                          /s/ JAMES O. COLE
                                          -----------------------------
                                          James O. Cole
                                          Senior Vice President,
                                          General Counsel and Secretary

Fort Lauderdale, Florida
March 31, 1998

             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
              PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                           REPUBLIC INDUSTRIES, INC.
                              110 S.E. 6th Street
                         Fort Lauderdale, Florida 33301

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Industries, Inc., a Delaware corporation ("Republic"), for use at the 1998 Annual Meeting of Stockholders of Republic, or any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at 1:30 p.m. on Wednesday, May 20, 1998, at The Broward Center for the Performing Arts, Au Rene Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312.

     This Proxy Statement, the Notice of Annual Meeting, the proxy card and Republic's Annual Report to Stockholders were mailed to stockholders of Republic on or about March 31, 1998.

RECORD DATE

     Only stockholders of record at the close of business on March 27, 1998 (the "Record Date") are entitled to vote at the Annual Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     The only voting stock of Republic outstanding is its common stock, $.01 par value per share (the "Common Stock"). As of the close of business on the Record Date, there were 447,084,338 shares of Common Stock outstanding. Each share of Common Stock issued and outstanding is entitled to one vote in each of the matters properly presented at the Annual Meeting.

     A two-for-one stock split in the form of a 100% stock dividend was declared by Republic in May 1996 and distributed in June 1996. All references in this Proxy Statement to share and per share data for periods prior to such stock split have been retroactively adjusted to reflect the stock split.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted for the election as directors of the nominees named herein, for the proposals set forth in the Notice of Annual Meeting, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power, at any time before it is voted, to revoke it in person at the Annual Meeting, by written notice to the Secretary of Republic at the address set forth above or by delivery to the Secretary of Republic of a later-dated proxy.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter and directions to "withhold authority" to vote for directors will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

VOTING REQUIREMENTS

     Each director will be elected by the affirmative vote of a plurality of the votes cast by the shares of Common Stock present at the Annual Meeting, in person or by proxy and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of each other matter brought to a vote at the Annual Meeting. Non-voted shares will have no effect on the matters brought to a vote at the

Annual Meeting. Abstentions from voting on any of the proposals brought to a vote at the Annual Meeting will have the effect of votes against the particular proposal.

COSTS OF SOLICITATION

     Proxies will be solicited by the Board of Directors through use of the mails. Proxies may also be solicited by directors, officers and a small number of other employees of Republic personally or by mail, telephone, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. Republic has hired Georgeson & Company Inc. to coordinate the solicitation of proxies by and through such holders for a fee of approximately $8,500 plus expenses. The entire cost of the solicitation will be borne by Republic.

             BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES
                             AND EXECUTIVE OFFICERS

DIRECTORS

     Set forth below is biographical information for each member of Republic's Board of Directors, each of whom is a nominee for election as a director at the Annual Meeting.

     H. WAYNE HUIZENGA, age 60, has served as the Chairman of the Board since August 1995. He also served as Chief Executive Officer of Republic from August 1995 until October 1996, and has served as Co-Chief Executive Officer of Republic since October 1996. Since September 1996, Mr. Huizenga has been Chairman of the Board of Florida Panthers Holdings, Inc. ("Panthers Holdings"), a sports, entertainment and leisure company which owns and operates the Florida Panthers professional sports franchise and certain luxury resort hotels and other facilities. Since January 1995, Mr. Huizenga also has been Chairman of the Board of Extended Stay America, Inc. ("Extended Stay America"), an operator of extended stay lodging facilities. Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company, from September 1994 until October 1995. Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom, from September 1994 until October 1995. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"), during which time he helped build Blockbuster from a 19-store chain into the world's largest video and music retailer. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., ("Waste Management"), which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including the President, the Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also owns or controls the ownership of the Miami Dolphins and Florida Marlins professional sports franchises, as well as Pro Player Stadium, in South Florida.

     STEVEN R. BERRARD, age 43, has served as Co-Chief Executive Officer, President and a director of Republic since October 1996. From March 1996 until January 1997, Mr. Berrard served as Chief Executive Officer of AutoNation Incorporated ("AutoNation"), which owned and operated a developing national chain of used vehicle retailing megastores, and which was acquired by Republic in January 1997. While the acquisition of AutoNation by Republic was pending, from May 1996 until October 1996, Mr. Berrard also served as a Vice President of Republic. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer and became a director of Blockbuster in May 1989, during which time he helped build Blockbuster from a 19-store chain into the world's largest video and music retailer. He became Vice Chairman of the Board of Blockbuster in November 1989 and served as Blockbuster's President and Chief Operating Officer from January 1993 until September 1994. In addition, Mr. Berrard served as President and Chief Executive Officer and a director of Spelling Entertainment Group Inc., a television and filmed entertainment producer and distributor, from March 1993 through March 1996, and served as a director of Viacom from September 1994 until March 1996. Mr. Berrard also serves as a director of Panthers Holdings and is a limited partner of the Florida Marlins.

     HARRIS W. HUDSON, age 55, has served as a director of Republic since August 1995, and has served as Vice Chairman of Republic and as the Chairman of Republic's Solid Waste Services Division since October 1996. From August 1995 until October 1996, Mr. Hudson served as President of Republic. From May 1995 until August 1995, Mr. Hudson had served as a consultant to Republic. Mr. Hudson founded and, since its inception in 1983, has served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by Republic in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management and its predecessor. Mr. Hudson also serves as a director of Panthers Holdings and is a limited partner of the Florida Marlins.

     ROBERT J. BROWN, age 63, has served as a director of Republic since May 1997. Mr. Brown has served as President and Chief Executive Officer of B&C Associates, Inc., a management consulting, marketing research and public relations firm since 1973. Mr. Brown also serves as a director of Duke Energy Corporation, First Union Corporation and Sonoco Products Company.

     J.P. BRYAN, age 58, has served as a director of Republic since May 1991 and also was a director of Republic from August 1990 until March 1991. From January 1995 to February 1998, Mr. Bryan served as President and Chief Executive Officer of Gulf Canada Resources, Ltd., which is engaged in oil and gas exploration and production. Since 1981, Mr. Bryan has served as the Chairman of the Board of Torch Energy Advisors, Inc., a subsidiary of Torchmark Corporation, engaged in the management of institutional holdings in energy-related fields and served as its Chief Executive Officer from 1981 to 1996. From 1990 to 1995 and from 1990 to 1996 Mr. Bryan served as Chairman and Chief Executive Officer, respectively of Nuevo Energy Company, a company involved in the oil and gas industry. Mr. Bryan also serves on the Board of Directors of Bellweather Exploration Company, an oil and gas exploration company.

     RICK L. BURDICK, age 46, has been a director of Republic since May 1991. Since 1988, Mr. Burdick has been a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a limited liability partnership including professional corporations. Mr. Burdick also serves as a director of J. Ray McDermott, S.A. and of Century Business Services, Inc.

     MICHAEL G. DEGROOTE, age 64, has been a director of Republic since 1991 and served as the Vice Chairman of the Board of Directors of Republic from August 1995 until October 1996. Mr. DeGroote had served as the Chairman of the Board and President of Republic from August 1991 until August 1995, and as the Chief Executive Officer of Republic from May 1991 until August 1995. Since April 1995, Mr. DeGroote has served as Chairman of the Board of Century Business Services, Inc. (formerly known as Republic Environmental Systems, Inc. and as International Alliance Services, Inc.), a diversified services company, and from April 1995 until October 1996, he also served as Chief Executive Officer and President of Century Business Services, Inc. Since November 1997, Mr. DeGroote has served as Chairman, President and Chief Executive Officer of Century Business Services, Inc. Mr. DeGroote owned a controlling interest in Laidlaw Inc. ("Laidlaw") from 1959 until he sold his interest in 1988, and he served as the Chairman of the Board and Chief Executive Officer of Laidlaw from 1959 until 1990. During his tenure, Laidlaw became the third largest waste service company in North America and the largest operator of school buses with over 28,000 vehicles.

     GEORGE D. JOHNSON, JR., age 55, has served as a director of Republic since November 1995. Since January 1995, Mr. Johnson has served as President and Chief Executive Officer of Extended Stay America. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Division, and also as a director of Blockbuster. From July 1987 until August 1993, Mr. Johnson was the managing general partner of WJB Video Limited Partnership, which became the largest Blockbuster franchisee with over 200 video stores prior to its merger with Blockbuster in August 1993. Mr. Johnson serves as Chairman of the Board of Alrenco, Inc. and serves as a director of Extended Stay America, Duke Energy Corporation and Panthers Holdings.

     JOHN J. MELK, age 61, has served as a director of Republic since August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H(2)O Plus, Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk also serves as a director of Psychemedics Corporation ("Psychemedics") and of Extended Stay America. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984, he held various positions with Waste Management and its subsidiaries, including President of Waste Management International, plc., a subsidiary of Waste Management. From February 1987 until March 1989 and from May 1993 until September 1994, Mr. Melk served as a director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.

     Mr. Hudson is married to Mr. Huizenga's sister. Otherwise, there is no family relationship between any of the directors of Republic.

EXECUTIVE OFFICERS

     Set forth below is biographical information for each of Republic's executive officers who is not a nominee for director.

     ROBERT J. THOMAS, age 53, joined Republic in November 1997 as Executive Vice President -- Strategic Marketing. Prior to that, from April 1993 to November 1997, Mr. Thomas served as President and Chief Executive Officer of Nissan Motor Company, a subsidiary of Nissan North America ("Nissan") and from 1992 until April 1993 as Vice President -- Finance and Strategic Planning of Nissan.

     JAMES O. COLE, age 57, joined Republic in June 1997 as Senior Vice President, General Counsel and Secretary. Mr. Cole formerly served as an Associate General Counsel and Assistant Secretary of The Clorox Company ("Clorox"), a diversified manufacturer of household grocery products from 1979 to 1993. From 1993 to 1997, Mr. Cole served as Vice President-Corporate Affairs of Clorox while retaining certain of his responsibilities with respect to Clorox's legal affairs department. Prior to joining Clorox, Mr. Cole was a lawyer in private practice in Chicago, Illinois.

     THOMAS W. HAWKINS, age 36, joined Republic in June 1996 as Senior Vice President -- Corporate Development. From September 1994 until June 1996, Mr. Hawkins served as Executive Vice President -- Administration of Blockbuster Entertainment Group. Prior to that, at Blockbuster, Mr. Hawkins served as Senior Vice President, General Counsel and Secretary from February 1994 to September 1994 and as Vice President, General Counsel and Secretary from February 1993 to February 1994. He joined Blockbuster as Senior Corporate Counsel in November 1989 and became Associate General Counsel and Secretary in August 1991. Prior to November 1989, Mr. Hawkins was a lawyer in private practice in Chicago, Illinois.

     MICHAEL S. KARSNER, age 39, has served as Senior Vice President and Chief Financial Officer of Republic since October 1996. Prior to joining Republic, Mr. Karsner served from May 1996 until September 1996 as Senior Vice President and Chief Financial Officer of Dole Food Company, Inc. ("Dole"), a multinational packaged food company, from February 1995 until May 1996 as Vice President, Chief Financial Officer and Treasurer of Dole, and from January 1994 until February 1995 as Vice President and Treasurer of Dole. From January 1990 through December 1993, Mr. Karsner served as Vice President and Treasurer of the Black & Decker Corporation, a multinational consumer products company.

                               BOARD OF DIRECTORS

     The Board of Directors develops Republic's business strategy and oversees Republic's operations. It establishes the overall policies and standards for Republic and reviews the performance of management in executing the business strategy. The directors are kept informed of Republic's operations at meetings of the

Board and committees of the Board, through reports and analyses presented to the Board, and by discussions with management. Significant communications between the directors and management also occur apart from meetings of the Board and committees of the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Republic's Board of Directors held eleven meetings and took two actions by unanimous written consent in lieu of meeting during 1997. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served except for Rick L. Burdick.

     The Board of Directors has established three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee.

     The Executive Committee consists of Messrs. Huizenga, Berrard and Hudson. The Executive Committee has full authority to exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as reserved by the Board of Directors. The Executive Committee does not have the power to elect or remove executive officers, approve a merger of Republic, recommend a sale of substantially all of Republic's assets, recommend a dissolution of Republic, amend Republic's Certificate of Incorporation or By-laws, declare dividends on Republic's outstanding securities, or, except as authorized by the Board of Directors, issue any Common Stock or preferred stock. The Board of Directors has given the Executive Committee authority to approve acquisitions, borrowings, guarantees or other transactions not involving more than $100 million in cash, securities or other consideration. The Executive Committee is also charged with addressing Year 2000 systems issues and corporate compliance matters. The Executive Committee took 26 actions by unanimous written consent in lieu of meeting during 1997.

     The Audit Committee consists of Messrs. Bryan, Burdick and Melk. The Audit Committee has the power to oversee the retention, performance and compensation of the independent public accountants for Republic, and the establishment and oversight of such systems of internal accounting and auditing control as it deems appropriate. The Audit Committee held two meetings during 1997.

     The Compensation Committee consists of Messrs. Bryan, Johnson and Melk. The Compensation Committee reviews Republic's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers, and administers Republic's employee stock option plans. The Compensation Committee held two meetings and took one action by unanimous written consent during 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either of such Acts.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses. The Compensation Committee currently consists of Messrs. John J. Melk, George D. Johnson, Jr. and J.P. Bryan, each of whom is a non-employee director of Republic.

     In determining the compensation of Republic's executive officers, the Compensation Committee takes into account all factors which it considers relevant, including business conditions in general and in Republic's lines of business during the year, Republic's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of Republic for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation, including stock options, so that such executive's interests are aligned with the interests of the stockholders of Republic. The Compensation Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of Republic and gives them an interest similar to stockholders in the success of Republic. The compensation program for the executive officers in 1997 consisted of grants of stock options, in addition to base salaries, bonuses and reimbursement of certain business related costs and expenses.

     To the extent readily determinable, another factor the Compensation Committee considers when determining compensation is the anticipated tax treatment to Republic and to the executive officer of various payments and benefits. For example, some types of compensation plans and their deductibility by Republic depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Further interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation.

     Mr. Huizenga has been Republic's Chairman of the Board since August 1995, was Chief Executive Officer from August 1995 until October 1996, and has been Co-Chief Executive Officer of Republic since October 1996. Mr. Berrard has been Co-Chief Executive Officer and President of Republic since October 1996.

     Mr. Huizenga is not paid any cash salary or bonus. In January 1997, the Compensation Committee approved a grant of options to Mr. Huizenga under Republic's 1995 Employee Stock Option Plan to purchase 1,524,017 shares of Common Stock exercisable at $28.625 per share. The total number of options granted included a special grant of 1,000,000 options to purchase shares of Common Stock and a formula grant of 524,017 options to purchase shares of Common Stock. The formula grant was based upon a multiple of 15 times a deemed salary of $1,000,000 divided by $28.625. In recommending the special grant and the formula grant to the Board of Directors, the Compensation Committee considered the services to be performed by Mr. Huizenga as Chairman and Co-Chief Executive Officer of Republic, his past business accomplishments, and expected future contribution to Republic. The number of shares subject to such options was determined to be appropriate based upon the foregoing factors (with equal consideration given to each), in addition to the fact that Mr. Huizenga would not be receiving any cash salary or bonus. The options have a 10 year term, vested immediately and are presently exercisable in full.

     In January 1997, the Compensation Committee approved a grant of options to Mr. Berrard to purchase 614,410 shares of Common Stock exercisable at a price of $28.625 per share. The total number of options granted included a special grant of 300,000 options to purchase shares of Common Stock and a formula grant of 314,410 options to purchase shares of Common Stock. The formula grant was based upon a multiple of 12 times a deemed salary of $750,000 divided by $28.625. These grants were determined at the discretion of the Compensation Committee to be appropriate based on the services to be performed by Mr. Berrard as Co-Chief Executive Officer and President, his past business accomplishments, and expected future contribution to Republic. The number of shares subject to such options was determined to be appropriate based upon the foregoing factors (with equal consideration given to each), and to the fact that Mr. Berrard's salary is lower than the market compensation for executives of similar background and experience. All options granted to Mr. Berrard in 1997 have a term of 10 years and vest over a four year period at the rate of 25% per year commencing on the first anniversary date of grant. During 1997, Mr. Berrard's annual salary was $400,000 plus a bonus of $100,000.

     The Compensation Committee believes that tying the remuneration of Messrs. Huizenga and Berrard to the performance of Republic's Common Stock will enhance the long-term performance and stability of Republic by providing Messrs. Huizenga and Berrard the incentive to expand the Company's businesses and bring Republic to increased levels of profitability in future years. The Compensation Committee believes that Mr. Berrard's annual salary and the grants of stock options to Mr. Huizenga and Mr. Berrard, as described above, represent a fair compensation structure for each of their annual services as the Co-Chief Executive

Officers of Republic and that the grant of such options to Messrs. Huizenga and Berrard provides an incentive to each of them to maximize shareholder value.

                                          Compensation Committee:

                                          John J. Melk, Chairman
                                          J.P. Bryan
                                          George D. Johnson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bryan, Johnson and Melk served as members of the Compensation Committee in 1997. Mr. Johnson has served as the President and Chief Executive Officer of Extended Stay America, and Mr. Huizenga has served as the Chairman of the Board of Extended Stay America, since January 1995.

     Mr. Johnson and Mr. Melk were issued 544,490 and 179,681 shares of Common Stock, respectively, in connection with the acquisition by the Company of AutoNation in January 1997, as further discussed under "Certain Relationships and Related Transactions" below.

     During 1997, Republic purchased approximately $280,000 of pre-employment drug screening hair testing services from Psychemedics. Messrs. Huizenga and Melk own approximately 10.6% and 9.9%, respectively, of Psychemedics outstanding stock. Mr. Melk also serves as a director of Psychemedics. Republic expects that it will continue to utilize Psychemedics to perform customary pre-employment drug screenings in 1998.

PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN
            BASED ON INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1992
                           WITH DIVIDENDS REINVESTED

                                    (graph)

                                                                              RUSSELL 1000
        MEASUREMENT PERIOD          REPUBLIC INDUSTRIES                     PRODUCER DURABLES
      (FISCAL YEAR COVERED)                INC.               S&P 500             INDEX
              DEC-92                     $    100            $  100              $  100
              DEC-93                     $     64            $  110              $  117
              DEC-94                     $     76            $  112              $  117
              DEC-95                     $    818            $  153              $  154
              DEC-96                     $  1,412            $  189              $  189
              DEC-97                     $  1,055            $  252              $  220

COMPENSATION TABLES

     The following tables set forth information with respect to those persons who (i) served as the Co-Chief Executive Officers during the year ended December 31, 1997 and (ii) were the four other most highly compensated executive officers of Republic at December 31, 1997 whose total annual salary and bonus exceeded $100,000 for the year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                              ---------------
                                                                                SECURITIES
                                           ANNUAL COMPENSATION                  UNDERLYING
                              ---------------------------------------------       OPTIONS
                                                             OTHER ANNUAL       TO PURCHASE        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS      COMPENSATION(1)    COMMON STOCK      COMPENSATION
---------------------------   ----   --------   --------    ---------------   ---------------   ---------------
H. Wayne Huizenga...........  1997         --         --              --         1,524,017                --
  (Chairman and Co-Chief      1996         --         --              --           465,117                --
  Executive Officer)(2)       1995         --         --              --         3,000,000                --

Steven R. Berrard...........  1997   $369,673   $100,000              --           614,410                --
  (President and Co-Chief     1996   $  2,292         --              --           928,572                --
  Executive Officer)(3)       1995         --         --              --                --                --

Harris W. Hudson............  1997   $395,769   $100,000              --           324,672                --
  (Vice Chairman)(4)          1996   $286,501         --              --           186,047                --
                              1995   $115,804         --              --           802,020                --

Michael S. Karsner..........  1997   $337,820   $ 81,250              --            10,000        $  234,507(6)
  (Senior Vice President and  1996   $104,167   $ 50,000              --           250,000                --
  Chief Financial             1995         --         --              --                --                --
  Officer)(5)

Robert J. Thomas............  1997   $ 69,231   $300,000(8)     $211,130(9)        275,000                --
  (Executive Vice             1996         --         --              --                --                --
  President --                1995         --         --              --                --                --
  Strategic Marketing)(7)

Thomas W. Hawkins...........  1997   $285,192   $ 71,250              --           100,000                --
  (Senior Vice President      1996   $140,771   $ 62,500              --           120,000                --
  -- Corporate                1995         --         --              --                --                --
  Development)(10)

---------------

 (1) The aggregate total value of perquisites and other personal benefits, securities or property did not equal $50,000 or ten percent (10%) of the annual salary and bonus for any Named Executive Officer during either 1995, 1996 or 1997.
 (2) Mr. Huizenga's employment with Republic began in August 1995. He is not paid any cash salary or bonus.
 (3) Mr. Berrard's employment with Republic began in May 1996.
 (4) Mr. Hudson's employment with Republic began in August 1995.
 (5) Mr. Karsner's employment with Republic began in October 1996.
 (6) Includes $136,803 of relocation expenses for Mr. Karsner and $97,704 reimbursed by Republic for the payment of taxes by Mr. Karsner incurred thereon.
 (7) Mr. Thomas' employment with Republic began in November 1997.
 (8) Constitutes a bonus that is not part of a recurring arrangement.
 (9) Constitutes amounts reimbursed by Republic for the payment of taxes by Mr. Thomas incurred on his bonus payment.
(10) Mr. Hawkins' employment with Republic began in June 1996.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1997

                                                  INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                             -----------------------------------------------------------              VALUE AT ASSUMED
                                NUMBER OF          % OF TOTAL                                      ANNUAL RATES OF STOCK
                                SECURITIES      OPTIONS/WARRANTS                                     PRICE APPRECIATION
                                UNDERLYING         GRANTED TO                                         FOR OPTION TERM
                             OPTIONS/WARRANTS     EMPLOYEES IN     EXERCISE   EXPIRATION   --------------------------------------
           NAME                  GRANTED          FISCAL YEAR       PRICE      DATE(1)         0%           5%            10%
           ----              ----------------   ----------------   --------   ----------   ----------   -----------   -----------
H. Wayne Huizenga..........     1,524,017              9.3%        $28.625       1/3/07    $2,000,272   $27,435,520   $69,526,994
  (Chairman and Co-Chief
    Executive Officer)
Steven R. Berrard..........       614,410              3.7%        $28.625       1/3/07    $  806,413   $11,060,676   $28,029,924
  (President and Co-Chief
  Executive Officer)
Harris W. Hudson...........       324,672              2.0%        $28.625       1/3/07    $  426,132   $ 5,844,781   $14,811,822
  (Vice Chairman)
Michael S. Karsner.........        10,000                *         $28.625       1/3/07    $   13,125   $   180,021   $   456,209
  (Senior Vice President
    and Chief Financial
    Officer)
Robert J. Thomas...........       275,000              1.7%        $ 29.50      11/3/07    $       --   $ 5,101,908   $12,929,236
  (Executive Vice
    President--
    Strategic Marketing)
Thomas W. Hawkins..........       100,000                *         $28.625       1/3/07    $  131,250   $ 1,800,211   $ 4,562,088
  (Senior Vice President
  -- Corporate Development)

---------------

  *  Less than 1%
(1) Mr. Huizenga's option grant is immediately exercisable in full; the option grants for the other Named Officers vest over a four year period at the rate of 25% per year commencing on the first anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1997 AND YEAR-END OPTION
                                     VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                          SHARES                          DECEMBER 31, 1997             DECEMBER 31, 1997
                                         ACQUIRED         VALUE      ---------------------------   ---------------------------
                NAME                   ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                  --------------   -----------   -----------   -------------   -----------   -------------
H. Wayne Huizenga...................          --                --    4,989,134            --      $38,405,528             --
  (Chairman and Co-Chief Executive
  Officer)
Steven R. Berrard...................          --                --      232,143     1,310,839      $   622,769    $ 1,868,305
  (President and Co-Chief Executive
  Officer)
Harris W. Hudson....................          --                --      297,522       815,217      $ 7,354,617    $ 5,885,820
  (Vice Chairman)
Michael S. Karsner..................          --                --       62,500       197,500               --             --
  (Senior Vice President and
  Chief Financial Officer)
Robert J. Thomas....................          --                --           --       275,000               --             --
  (Executive Vice President
  -- Strategic Marketing)
Thomas W. Hawkins...................          --                --       30,000       190,000      $    91,875    $   275,625
  (Senior Vice President
  -- Corporate Development)

COMPENSATION OF DIRECTORS

1994 NON-EMPLOYEE DIRECTOR WARRANTS

     In May 1994, the Board of Directors of Republic approved the issuance of warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.35 per share (the quoted market price of the Common Stock at the date of issuance) to each of Messrs. Bryan and Burdick, each a non-employee director of Republic, as compensation for continuing service on the Board of Directors (the "Non-Employee Director Warrants"). The Non-Employee Director Warrants vest over a five year period in increments of 20%, commencing on May 31, 1995, are exercisable for a period of four years after vesting and terminate on or about the termination of the non-employee director's service as a director of Republic. In November 1995, upon recommendation of the Board of Directors, the stockholders of Republic approved an amendment to the Non-Employee Director Warrants to accelerate the vesting of all of the Non-Employee Director Warrants and make them immediately exercisable in full.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

     The 1995 Non-Employee Director Stock Option Plan of Republic (the "Director Plan") provides for an automatic grant of an option to purchase 100,000 shares of Common Stock to each member of the Board of Directors who becomes or joins the Board as a non-employee director, and further provide an additional automatic grant of an option to purchase 20,000 shares of Common Stock at the beginning of each fiscal year thereafter to each non-employee director continuing to serve on the Board at such dates. All options granted under the Director Plan are fully vested and immediately exercisable. Under the Director Plan, each automatic grant of options to a non-employee director remains exercisable for a term of ten years from the grant date so long as such Director remains a member of the Board and are exercisable at a price per share equal to the closing price of a share of Common Stock on The New York Stock Exchange, on the date immediately prior to the automatic grant date. In accordance with the Director Plan, on January 3, 1997, Messrs. Bryan, Burdick, DeGroote, Johnson and Melk each received an automatic grant of options to purchase 20,000 shares of Common Stock at an exercise price of $32.1875 per share, respectively and on April 10, 1997 Mr. Brown received an automatic grant of an option to purchase 100,000 shares of Common Stock at an exercise price of $27.375 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among Republic and certain related parties. It is Republic's policy that transactions with related parties must be on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on Republic's experience in the industries in which it operates and the terms of its transactions with unaffiliated parties, it is Republic's belief that all of the transactions described below involving Republic met that standard at the time such transactions were effected.

     In January 1997, Republic acquired AutoNation in a transaction in which the former owners of AutoNation were issued an aggregate of approximately 17.4 million shares of Common Stock. AutoNation was beneficially owned, in part, directly or indirectly by Messrs. Huizenga, Berrard, Johnson, Melk and Hawkins, and they (or their spouses or entities they beneficially owned) respectively were issued 65,337, 3,158,042, 544,490, 179,681 and 95,830 shares of Common
Stock in the acquisition transaction. During the period between entering into the definitive agreement with respect to the acquisition of AutoNation in May 1996 (the "AutoNation Merger Agreement") and December 31, 1996, Republic loaned to AutoNation the aggregate sum of approximately $243,400,000 pursuant to a loan agreement entered into in accordance with the AutoNation Merger Agreement for AutoNation to buy real property and develop AutoNation USA megastores pending the closing of the acquisition. These transactions were approved by the stockholders of Republic on January 16, 1997 at a Special Meeting called for the express purpose of seeking such approval. The AutoNation Merger Agreement was negotiated and approved by a Special Committee of the Board of Directors, consisting of the outside directors who had no ownership interest in AutoNation. The Special Committee obtained a fairness opinion from an investment banking firm with regard to the transaction, which was set forth in the proxy statement sent to stockholders before the Special Meeting.

     In May 1996, at the time the AutoNation Merger Agreement was entered into, Republic entered into an employment agreement with Mr. Berrard. Pursuant to such agreement, Mr. Berrard became a non-executive officer of Republic and performed certain services for Republic, and Republic compensated Mr. Berrard through a grant of options under Republic's 1995 Employee Stock Option Plan to purchase 428,572 shares of Common Stock exercisable at a price of $17.50 per share (the quoted market price of Republic's Common Stock at the time of grant). These options have a term of 10 years and vest over a four year period at the rate of 25% per year commencing on the first anniversary of the date of grant. This employment agreement terminated pursuant to its terms upon the closing of the acquisition of AutoNation by Republic. The stock options granted to Mr. Berrard remain outstanding notwithstanding the termination of this employment agreement, and continue to vest in accordance with the 1995 Employee Stock Option Plan so long as Mr. Berrard remains employed by Republic.

     The Miami Dolphins, a professional football team owned and controlled by Mr. Huizenga, and the Florida Marlins, a professional baseball team owned in part by Messrs. Huizenga, Hudson and Berrard and controlled by Mr. Huizenga, each play their home games at Pro Player Stadium, a professional sports stadium in South Florida which is owned and controlled by Mr. Huizenga (collectively, the Miami Dolphins, the Florida Marlins and Pro Player Stadium are referred to as the "Stadium Entities"). The Stadium Entities license the use of over 200 executive suites, also known as skyboxes, and several thousand club seats principally to South Florida-based businesses pursuant to license agreements which generally have terms of up to ten years. The Stadium Entities also provide sponsorship, marketing and advertising services principally to such businesses pursuant to agreements which generally have terms of one to four years, and typically include signage at Pro Player Stadium, tickets to games, program and other advertising, and other benefits. In addition, each year the Stadium Entities sell hundreds of thousands of tickets for admission to games and other events in various full or partial season subscriptions, individual game sales, and group packages. Three South Florida-based companies acquired by Republic, namely, Alamo Rent-A-Car, Inc. ("Alamo"), AutoNation, and Hudson Management Corporation (collectively, the "Acquired Subsidiaries"), had existing agreements and/or ticket subscriptions with the Stadium Entities at the time they were acquired by Republic. In addition, in March 1996, Republic entered into similar agreements with the Stadium Entities and, in April 1997, several subsidiaries of Republic entered into similar agreements with the Stadium Entities. In 1997, Republic (including its subsidiaries) paid an aggregate of approximately $590,000 to the Stadium Entities pursuant to these agreements and subscriptions, in exchange for the use of executive suites and club seats, and for various tickets and sponsorship, marketing and advertising services. Certain subsidiaries of Republic collected solid waste from and leased roll-off waste containers to the Stadium Entities and also rented vehicles to the Stadium Entities, pursuant to standard agreements under which the Stadium Entities paid an aggregate of approximately $383,000 to Republic's subsidiaries in 1997. In addition, the Stadium Entities provided subsidiaries of Republic signage within Pro Player Stadium in 1997 with a fair market value of approximately $250,000, at no cost to such subsidiaries. Also, the Florida Marlins paid approximately $57,000 to Republic Media, a subsidiary of Republic, for billboard advertisements. Republic expects most of the foregoing agreements and arrangements to continue in 1998.

     In 1997, AutoNation entered into a license agreement with Panthers Holdings for the use of an executive suite at the Broward County Arena, which is operated by Panthers Holdings. The license agreement has a term of five years and provides for the payment of $120,000 per year by AutoNation commencing in 1998. During 1997, Republic and its subsidiaries made payments totaling approximately $180,000 to the Hyatt Regency Pier 66 and approximately $80,000 to the Radisson Bahia Mar Resort and Yachting Center for hotel lodging accomodations. The Hyatt Regency Pier 66 and the Radisson Bahia Mar Resort and Yachting Center are owned by Panthers Holdings. In 1995, Alamo entered into a sponsorship agreement for a term expiring in June 1997 with Florida Panthers Hockey Club, Ltd. (the "Florida Panthers"), which is wholly-owned by Panthers Holdings and operates a National Hockey League franchise. Alamo was acquired by Republic in November 1996. Since January 1, 1997, Alamo has paid the Florida Panthers the sum of approximately $138,000, in exchange for dasherboard advertising signage, tickets, program advertising and other sponsorship benefits provided to Alamo. Mr. Huizenga is the Chairman of the Board of Panthers Holdings, beneficially owns 21.3% of its outstanding stock and controls a majority of its voting interests.

     During 1997, Republic engaged the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. for certain legal services. Mr. Burdick is a partner in that law firm. Republic expects this relationship to continue in 1998.

     During 1997, Republic engaged the management consulting, marketing research and public relations firm of B&C Associates, Inc. for certain management consulting services in exchange for the payment of approximately $355,000. Mr. Brown is the President, Chief Executive Officer and principal owner of B&C Associates, Inc. Republic expects this relationship to continue in 1998.

     During 1997, Republic purchased approximately $280,000 of pre-employment drug screening hair testing services from Psychemedics. Messrs. Huizenga and Melk own approximately 10.6% and 9.9%, respectively, of Psychemedics outstanding stock. Mr. Melk also serves as a director of Psychemedics. Republic expects that it will continue to utilize Psychemedics to perform customary pre-employment drug screenings in 1998.

     In July 1997, Republic assumed responsibility for an agreement between Viacom Inc. and Butler's Pantry Food Service, Inc., in connection with Republic's purchase of an office building from Viacom. Butler's Pantry provides food service for Republic's employees who for the most part are located in the building complex where the food services are provided. William Butler, President and principal owner of Butler's Pantry, is the brother-in-law of Mr. Berrard. Republic paid Butler's Pantry $120,144 in management fees and reimbursements to cover losses from operations in 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of (1) Forms 3 and 4 and amendments thereto furnished to Republic pursuant to Rule 16a-3(e) under the Exchange Act during Republic's fiscal year ended December 31, 1997, (2) any Forms 5 and amendments thereto furnished to Republic with respect to Republic's fiscal year ended December 31, 1997, and (3) any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-K under the Exchange Act, no person who at any time during the fiscal year ended December 31, 1997 was a director, officer or, to the knowledge of Republic, a beneficial owner of more than 10% of Republic's Common Stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1997 or prior fiscal years.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 10, 1998 with respect to the beneficial ownership of Common Stock by (1) each stockholder of Republic who is known by Republic to be a beneficial owner of more than 5% of the Common Stock outstanding, (2) each director of Republic, (3) each Named Officer, and (4) all current directors and executive officers of Republic as a group. Share amounts and percentages shown for each individual, entity or group in the table are adjusted to give effect to shares of Common Stock that are not outstanding but may be acquired by such individual, entity of group upon exercise of all options and warrants exercisable within 60 days of March 10, 1998. However, such shares of Common Stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                              SHARES BENEFICIALLY OWNED
                      NAME AND ADDRESS                        -------------------------
                    OF BENEFICIAL OWNER                         NUMBER         PERCENT
                    -------------------                       -----------      --------
Subsidiaries of The Equitable Companies Incorporated(1).....  35,743,799          8.1%
  1290 Avenue of the Americas
  New York, New York 10104
H. Wayne Huizenga(2)........................................  31,801,912          7.0%
  110 S.E. 6th Street
  Fort Lauderdale, Florida 33301
Huizenga Investments Limited Partnership(3).................  25,019,219          5.6%
  P.O. Box 50102
  Henderson, NV 89106
Michael G. DeGroote(4)......................................  27,225,000          6.1%
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Westbury (Bermuda) Ltd.(5)..................................  27,065,000          6.1%
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Steven R. Berrard(6)........................................   4,500,931            1%
Harris W. Hudson(7).........................................  19,421,981          4.4%
Robert J. Brown(8)..........................................     120,200            *
J.P. Bryan(9)...............................................     110,000            *
Rick L. Burdick(10).........................................     160,000            *
George D. Johnson, Jr.(11)..................................   1,359,321            *
John J. Melk(12)............................................   4,657,001            1%
Thomas W. Hawkins(13).......................................     340,830            *
Michael S. Karsner(14)......................................      65,000            *
Robert J. Thomas(15)........................................       4,000            *
All directors and executive officers as a group
  (13 persons)..............................................  89,766,176         19.4%

---------------

  * Less than 1 percent
 (1) Includes: (i) 8,384,000 shares owned by The Equitable Life Assurance Society of the United States ("Equitable Life"); (ii) 26,726,961 shares owned by Alliance Capital Management L.P. ("Alliance"); (iii) 242,434 shares owned by Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson") and

     (iv) 390,404 shares owned by Wood, Struthers and Winthrop Management Corp. ("Wood"). Equitable Life, Alliance, Donaldson and Wood are subsidiaries of The Equitable Companies Incorporated ("Equitable Companies"). This information is based on a Schedule 13G filed by Equitable Companies; AXA-UAP, a French entity, which beneficially owns a majority interest in Equitable Companies; and Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle as a group (collectively, "Mutuelles AXA"). Mutuelles AXA beneficially owns a majority interest in AXA-UAP. Each of Mutuelles AXA, as a group and AXA-UAP expressly disclaim to be beneficial owners of shares owned by Equitable Life, Alliance, Donaldson and/or Wood.
 (2) The aggregate amount of Common Stock beneficially owned by Mr. Huizenga consists of (a) 17,019,219 shares beneficially owned by Huizenga Investment Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, (b) 1,043,559 shares owned indirectly by his wife, (c) presently exercisable warrants owned by Huizenga Investment Limited Partnership to purchase 8,000,000 shares, and (d) vested options to purchase 5,739,134 shares. Mr. Huizenga disclaims beneficial ownership of the shares owned by his wife.
 (3) The aggregate amount of Common Stock owned by Huizenga Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, consists of (a) 17,019,219 shares owned directly by it and (b) presently exercisable warrants to purchase 8,000,000 shares.
 (4) The aggregate amount of Common Stock beneficially owned by Mr. DeGroote consists of (a) 24,365,000 shares owned by Westbury (Bermuda) Ltd., a Bermuda corporation controlled by Mr. DeGroote (b) presently exercisable warrants owned by Westbury (Bermuda) Ltd. to purchase 2,700,000 shares, and
     (c) vested options to purchase 160,000 shares.
 (5) The aggregate amount of Common Stock owed by Westbury (Bermuda) Ltd. consists of (a) 24,365,000 shares owned directly by it and (b) presently exercisable warrants directly owned by it to purchase a total of 2,700,000 shares.
 (6) The aggregate amount of Common Stock owned by Mr. Berrard consists of (a) 3,333,042 shares owned by Berrard Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Berrard ("Berrard Holdings"), (b) a total of 25,000 shares held in trust for the benefit of Mr. Berrard's daughters, (c) presently exercisable warrants to purchase 200,000 shares owned by Berrard Holdings and (d) options exercisable within 60 days of March 10, 1998 to purchase 942,889 shares.
 (7) The aggregate amount of Common Stock beneficially owned by Mr. Hudson consists of (a) 17,296,779 shares beneficially owned by Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson,
     (b) presently exercisable warrants owned by Harris W. Hudson Limited Partnership to purchase 1,200,000 shares and (c) options exercisable within 60 days of March 10, 1998 to purchase 925,202 shares.
 (8) The aggregate amount of Common Stock beneficially owned by Mr. Brown consists of (a) 200 shares owned by Mr. Brown and his wife as joint tenants and (b) vested options to purchase 120,000 shares.
 (9) The aggregate amount of Common Stock beneficially owned by Mr. Bryan consists of (a) presently exercisable warrants to purchase 50,000 shares and (b) vested options to purchase 60,000 shares.
(10) The aggregate amount of Common Stock beneficially owned by Mr. Burdick consists of (a) presently exercisable warrants to purchase 100,000 shares and (b) vested options to purchase 60,000 shares.
(11) The aggregate amount of Common Stock beneficially owned by Mr. Johnson consists of (a) 999,321 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by him, (b) presently exercisable warrants to purchase 200,000 shares, owned by GDJ, Jr. Investments Limited Partnership and (c) vested options to purchase 160,000 shares.
(12) The aggregate amount of Common Stock beneficially owned by Mr. Melk consists of (a) 179,681 shares owned directly by him, (b) 2,050,002 shares owned by JJM Republic Limited Partnership, of which Mr. Melk is the general partner and his three adult children are limited partners, (c) 1,849,998 shares owned by JLM Republic Limited Partnership, of which Mr. Melk's wife is the general partner and his three adult children are limited partners,
     (d) presently exercisable warrants to purchase 200,000 shares, (e) vested options to purchase 160,000 shares and (f) 217,320 shares owned by his wife. Mr. Melk disclaims beneficial ownership of the shares owned by JLM Republic Limited Partnership and of the shares owned by his wife.

(13) The aggregate amount of Common Stock beneficially owned by Mr. Hawkins consists of (a) 175,830 shares owned by Mr. Hawkins, (b) presently exercisable warrants to purchase 80,000 shares and (c) options which are exercisable within 60 days of March 10, 1998 to purchase 85,000 shares.
(14) The aggregate amount of Common Stock beneficially owned by Mr. Karsner consists of options which are exercisable within 60 days of March 10, 1998 to purchase 65,000 shares.
(15) The aggregate amount of Common Stock beneficially owned by Mr. Thomas consists of presently exercisable call options owned by Mr. Thomas and his wife as joint tenants to purchase 4,000 shares of Common Stock.
(16) The aggregate amount of Common Stock beneficially owned by all directors and executive officers as a group consists of (a) 68,554,951 shares, (b) presently exercisable warrants to purchase 12,730,000 shares and (c) options which are exercisable within 60 days of March 10 to purchase 8,481,225 shares.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine members. The persons named below have been designated by the Board of Directors as nominees for election as directors, for a term expiring at the Annual Meeting of Stockholders in 1999. All nominees are currently serving as Directors. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting. It is the intention of the persons named in the enclosed form of proxy to vote the proxies received by them for the election of the nominees named below, unless authorization to do so is withheld or other contrary instructions are indicated on such proxy. Each of the nominees has indicated that he is willing and able to serve as a director. If prior to the Annual Meeting any nominee becomes unable to serve, an event which is not anticipated by the Board of Directors, the proxies will be voted for the election of such other person as the Board of Directors may designate.

NOMINEES FOR DIRECTOR

           H. Wayne Huizenga
           Steven R. Berrard
           Harris W. Hudson
           Robert J. Brown
           J.P. Bryan
           Rick L. Burdick
           Michael G. DeGroote
           George D. Johnson, Jr.
           John J. Melk

     Biographical information relating to each of these nominees for director appears above starting on page 2 of this Proxy Statement under the heading "BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 2.

      APPROVAL OF PROPOSED AMENDMENT TO 1995 AMENDED AND RESTATED EMPLOYEE
                               STOCK OPTION PLAN

     On February 3, 1998, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to Republic's 1995 Amended and Restated Employee Stock Option Plan (the "1995 Plan"), which will enable awards of stock options made under the 1995 Plan to qualify as "performance-based compensation" not subject to the limitation on deductibility on executive compensation provided for in Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

     Section 162(m) provides that the federal income tax deductibility of compensation paid to each of Republic's Co-Chief Executive Officers and to its four most highly compensated executive officers may be limited to the extent that it exceeds $1 million in any one year. However, Republic can continue to deduct compensation in excess of that amount if the compensation qualifies as "performance-based compensation" under Section 162(m) and the material terms of such compensation are approved by Republic's stockholders. In order for payments under the 1995 Plan to qualify as "performance-based compensation," the 1995 Plan must set forth a per-employee limit on the number of shares of Common Stock for which options may be granted during a specified period. Therefore, the Board of Directors is proposing that the 1995 Plan be amended to limit the maximum number of shares of Common Stock for which options may be granted to any individual during any calendar year to 2,000,000 shares. The Board of Directors is seeking stockholder approval of this amendment to ensure that Republic is able to fully deduct executive compensation generated as a result of exercise of options issued under the 1995 Plan.

     The 1995 Plan was approved by stockholders of Republic at the 1995 annual meeting and an amendment to the 1995 Plan to increase the number of shares of Common Stock which may be issued under the 1995 Plan was approved by stockholders at the 1996 annual meeting. Under the 1995 Plan, Republic reserved 20,000,000 shares of Common Stock for issuance upon the exercise of options. As of March 10, 1998 the Company had granted, net of cancellations, options to purchase an aggregate of 18,721,256 shares of Common Stock, leaving 1,278,744 options available for future grants.

PROPOSED AMENDMENT TO THE 1995 PLAN

     The only change to be effected by the proposed amendment to the 1995 Plan is to set forth that the maximum number of shares of Common Stock subject to options which may be granted during any calendar year under the 1995 Plan to any individual is 2,000,000 shares of Common Stock. The 1995 Plan will remain the same in all other respects. The summary of the proposed amendment to the 1995 Plan are qualified in its entirety to the full text of such amendment which is attached hereto as Appendix A.

REQUIRED VOTE AND BOARD RECOMMENDATION

     The proposed amendment to the 1995 Plan is subject to approval by the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting. If the proposed amendment to the 1995 Plan is so approved, it will be effective as of the date of its adoption by the Board of Directors.

     The sole purpose of the proposal relating to the 1995 Plan is the ensure that Republic is permitted to take the maximum tax deduction with respect to options issued and to be issued under the 1995 Plan. Accordingly, the Board of Directors believes that the adoption of the proposal relating to the amendment to the 1995 Plan is essential.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 3.

                       APPROVAL OF REPUBLIC 1998 EMPLOYEE
                               STOCK OPTION PLAN

     The Republic 1998 Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors of Republic effective as of February 3, 1998 (the "Effective Date"), subject to stockholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of Common Stock to employees and independent contractors of Republic and its subsidiaries. As of March 1, 1998, there were approximately 2,000 employees and independent contractors of Republic and its subsidiaries who were potentially eligible to participate in the Plan.

     The Board of Directors of Republic believes that stock options are important to attract and to encourage the continued employment and service of officers, other key employees and key independent contractors, by facilitating their acquisition of an equity interest in Republic. The acquisition and holding of an equity interest by such persons in Republic aligns their interests with those of Republic's stockholders.

     The adoption of the Plan is subject to stockholder approval at the Annual Meeting. Stockholder approval will allow Republic to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and will provide Republic with the flexibility to grant options qualifying as incentive stock options for tax purposes ("incentive options"), although at this time Republic intends that options granted under the Plan will be nonqualified options.

     THE PRINCIPAL PROVISIONS OF THE PLAN ARE SUMMARIZED BELOW. SUCH SUMMARY DOES NOT, HOWEVER, PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE PLAN. A COPY OF THE PLAN IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE.

DESCRIPTION OF THE PLAN

     The Plan provides that options may be granted to employees and independent contractors of Republic and any subsidiary of Republic which is at least majority-owned. Non-employee directors of Republic are not eligible to receive options under the Plan. A total of 30,000,000 shares of Common Stock will be reserved for issuance to employees and contractors under the Plan, representing approximately 6.8% of the outstanding shares of Common Stock on March 10, 1998. Based on the closing price of $26.875 on the New York Stock Exchange for a share of Common Stock on March 26, 1998, the aggregate value of the 30,000,000 shares reserved for issuance under the Plan is $806,250,000. The Plan will terminate 10 years after the Effective Date, and no options may be granted under the Plan thereafter.

     The Plan may be administered by a committee (the "Committee"), which consists of not less than two non-employee directors appointed by the Board of Directors. The Board of Directors or the Committee selects the employees and independent contractors of Republic and its subsidiaries to whom options will be granted. Under the Plan, Republic may grant options covering up to 5,000,000 shares of Common Stock to any employee during any calendar year.

     The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock) from the date the option is granted. Options vest and become exercisable to the extent of 25% of the shares of Common Stock covered thereby on the first and each of the next three anniversaries of the date of grant, except as otherwise may be determined by the Board of Directors or the Committee or provided in the particular option agreement. Under the Plan, the Board of Directors or the Committee has the discretion to accelerate the vesting and exerciseability of options.

     Upon the occurrence of a change in control of Republic (as defined in the Plan) outstanding options will become immediately exercisable in full. Following a change in control, unless waived in advance of such change in control by the Board of Directors or the Committee, an optionee may require Republic or its successor to pay a cash amount in cancellation of the option equal to the fair market value of the shares of Common Stock covered by the option reduced by the aggregate exercise price. Under the Plan, a change in control is deemed to occur if any person (a) acquires beneficial ownership of more than 50% of the issued and outstanding shares of Common Stock (unless immediately thereafter stockholders of Republic own substantially all of the voting capital stock of such person) or (b) has the power (whether as a result of ownership of capital stock, by contract or otherwise) to elect directors who, at the time of such election, constitute a majority of the board of directors of Republic.

     Generally, during an optionee's lifetime, only the optionee (or a guardian or legal representative if the optionee is incapacitated) may exercise an option except that, upon approval by the Committee, nonqualified options may be transferred to certain family members, charitable organizations or to trusts for the benefit of such persons. Incentive stock options are non-transferable except at death.

     Payment for shares of Common Stock purchased under options granted pursuant to the Plan may generally be made in cash or in shares of Common Stock or by delivery of a promissory note, and such payments may be accomplished through certain "cashless" exercise features involving a licensed stock broker.

     If an employee's employment with Republic or a subsidiary terminates by reason of death or permanent and total disability, options held by such employee shall become immediately exercisable in full and may be exercised for a period of three years after the date of such termination (but not later than the date the option would otherwise expire). If an employee's employment by Republic or a subsidiary terminates for any other reason, options held by such employee shall terminate sixty days after termination of employment, except as otherwise determined by the Board or the Committee or provided in the particular option agreement.

     If an Employee's employment with Republic or a subsidiary or former subsidiary following a spin off (a "Spin-Off Corporation") terminates following a Change in Ownership (as defined the Plan) of such subsidiary or Spin-Off Corporation, options held by such employee shall continue to vest according to the vesting schedule unless otherwise determined by the Board of Directors.

     If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of Republic, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by Republic, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the Plan, and in the number, kinds and per share exercise price of shares subject to outstanding options granted under the Plan. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the per share option price.

     Upon any dissolution or liquidation of Republic, all outstanding options will terminate and all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such event and during such reasonable period as the Board of Directors in its discretion shall determine.

     Upon a reorganization, merger or consolidation in which Republic is not the surviving corporation, or upon the sale of all or substantially all of the assets of Republic to another corporation, or upon any transaction approved by the Board of Directors which results in any person or entity owning more than 50% of the total combined voting power of all classes of stock of Republic, outstanding options will become fully vested and provision will be made in connection with such transaction for the continuation of the Plan and the assumption of the options or for the substitution thereof of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price.

     The Board of Directors may amend the Plan, however, Republic's stockholders must approve any amendment that would (i) change the requirements as to eligibility to receive incentive stock options; (ii) increase the maximum number of shares in the aggregate for which incentive stock options may be granted (except for adjustments upon changes in capitalization); or (iii) otherwise cause the Plan to fail to satisfy the requirements of Section 162(m) of the Internal Revenue Code relating to limitations on the deduction of amounts not constituting qualified performance-related compensation.

     The Board of Directors at any time may terminate or suspend the Plan. Unless previously terminated, the Plan will terminate automatically on February 3, 2008, the tenth anniversary of the date of adoption of the Plan by the Board of Directors. No termination, suspension or amendment of the Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

  General

     The following discussion is a summary of some of the principal federal income tax consequences of stock option grants under the Plan and recipients of grants under the Plan should consult with their personal tax advisors with respect to such grants and transactions in stock acquired pursuant to the Plan.

     The grant of an option is not a taxable event for the optionee or Republic.

  Non-Qualified Options

     Upon exercising a non-qualified option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If Republic complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Non-qualified options under the Plan are intended to satisfy the requirements applicable to "qualified performance-related compensation" under the Code, so that Republic should be entitled to deduct the full amount of such compensation income without regard to the $1,000,000 limitation imposed on the deduction of annual compensation paid to each of the chief executive officer and the four other most highly compensated officers of a publicly held corporation. Upon a taxable disposition of shares acquired pursuant to the exercise of a non-qualified option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualified options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received. However, the fair market value of any shares received in excess of the number of shares surrendered will be taxed as ordinary income.

  Incentive Options

     Upon exercising an incentive option, an optionee will not recognize taxable income and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise of the option. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. Republic and its subsidiaries and affiliates will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

     For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of Republic or its subsidiaries from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

     If all of the foregoing requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If Republic complies with applicable (if any) reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares generally will be treated as a non-taxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

OPTIONS GRANTED UNDER THE PLAN

     As of the date of this Proxy Statement, Republic has granted options to purchase an aggregate of 895,000 shares of Common Stock at an exercise price of $22.0625 per share to certain employees of Republic (none of which are executive officers or directors of Republic), which grants are contingent upon approval of the Plan by Republic's stockholders. The following table provides certain information with respect to such grants.

                               NEW PLAN BENEFITS
                    REPUBLIC 1998 EMPLOYEE STOCK OPTION PLAN

                                                                                     NUMBER OF
NAME AND POSITION                                          EXERCISE PRICE(a)      OPTIONS GRANTED
-----------------                                          -----------------      ---------------
Executive Officer Group..................................         --                  --
Non-Executive Officer Director Group.....................         --                  --
Non-Executive Officer Employee Group.....................      $22.0625             895,000

---------------

(a) The exercise price of all option grants reflects the fair market value of a share of Common Stock on the date of grant. All options granted vest at the rate of 25% per year and will become fully vested on the fourth anniversary of their grant date, unless otherwise determined by the Committee at the time of grant.

BOARD RECOMMENDATION

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                   PROPOSAL 4

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants of Republic and its subsidiaries for the year ending December 31, 1998.

     Arthur Andersen LLP has been serving Republic in this capacity since May 1990. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative will also be afforded an opportunity to make a statement, if he desires to do so.

     Ratification of the Board of Directors' selection of Arthur Andersen LLP will require the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF REPUBLIC AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1998, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by Republic for inclusion in the proxy statement and form of proxy relating to such meeting not later than December 1, 1998. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of Republic (Republic Industries, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301). No stockholder proposals were received for inclusion in this Proxy Statement.

                                 OTHER MATTERS

     You are again invited to attend the Annual Meeting at which management of Republic will present a review of Republic's progress and operations.

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of Republic. The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

                                                                      APPENDIX A

                             AMENDMENT NO. 1 TO THE
                       AMENDED AND RESTATED 1995 EMPLOYEE
                               STOCK OPTION PLAN

     Republic's Amended and Restated 1995 Employee Stock Option Plan (the "1995 Plan") is hereby amended as follows, effective as of February 3, 1998.

     The 1995 Plan is hereby amended to include the following sentence at the end of Section 4:

          "The maximum number of shares of Common Stock subject to options that may be granted during any calendar year under the Plan to any executive officer or other employee of the Company or any subsidiary whose compensation is or may be subject to Section 162(m) of the Code is 2,000,000 shares (subject to adjustment as provided in Section 10 hereof)."

                                                                      APPENDIX B

                           REPUBLIC INDUSTRIES, INC.

                        1998 EMPLOYEE STOCK OPTION PLAN

     Republic Industries, Inc. ("Republic") hereby adopts this Republic Industries, Inc. 1998 Employee Stock Option Plan (the "Plan") the terms of which shall be as follows:

1. PURPOSE

     The Plan is intended to advance the interests of Republic by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in Republic, which thereby will create a stronger incentive to expend maximum effort for the growth and success of Republic and its subsidiaries, and will encourage such eligible individuals to remain in the employ of Republic or one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") shall be an option that is not intended to constitute an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code") unless such Option is granted to an employee of Republic or a "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 424(f) of the Code and is specifically designated at the time of grant as being an Incentive Stock Option. Any Option so designated shall constitute an Incentive Stock Option only to the extent that it does not exceed the limitations set forth in Section 7 below.

2. ADMINISTRATION

     (a) Board. The Plan shall be administered by the Board of Directors of Republic (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with Republic's Certificate of Incorporation and Bylaws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

     (b) Committee. The Board may from time to time appoint a committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of Republic or any Subsidiary, and each of whom shall qualify in all respects as an "outside director" for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of Republic and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with Republic's Certificate of Incorporation and Bylaws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

     (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in
Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

3. STOCK

     The stock that may be issued pursuant to Options granted under the Plan shall be shares of common stock, $.01 par value, of Republic (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 30,000,000 shares, subject to adjustment as provided in Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4. ELIGIBILITY

     (a) Employees. Options may be granted under the Plan to any employee of Republic, a Subsidiary or any other entity of which on the relevant date at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions ("Voting Securities") are at the time owned directly or indirectly by Republic or any Subsidiary (an "Affiliate"), including any such employee who is an officer or director of Republic, a Subsidiary or an Affiliate, as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted during any calendar year under the Plan to any executive officer or other employee of Republic or any Subsidiary or Affiliate whose compensation is or may be subject to Code section 162(m) is 5,000,000 shares (subject to adjustment as provided in Section 17 hereof).

     (b) Independent Contractors. Options may be granted to independent contractors performing services for Republic or any Subsidiary or Affiliate as determined by the Board from time to time on the basis of their importance to the business of Republic or such Subsidiary or Affiliate. Independent contractors shall not be eligible to receive options intended to constitute Incentive Stock Options. Non-employee directors of Republic shall not be eligible to receive options under the Plan.

     (c) Multiple Grants. An individual may hold more than one Option, subject to such restrictions as are provided herein.

5. EFFECTIVE DATE AND TERM OF THE PLAN

     (a) Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan, within one year of such effective date, by the stockholders of Republic by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy or by written consent in accordance with Republic's Certificate of Incorporation and Bylaws; provided, however, that upon approval of the Plan by the stockholders of Republic as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of Republic had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

     (b) Term. The Plan shall terminate on the date 10 years from the effective date.

6. GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine. The date on which the Board approves or ratifies the grant of an Option (or if the grant is ratified by the Board or Committee such earlier date as is specified by the Board or Committee) shall be considered the date on which such Option is granted.

7. LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option intended to constitute an Incentive Stock Option (and so designated at the time of grant) shall qualify as an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by Republic and by the Optionee, in such form or forms as the Board shall from time to time determine and with such restrictions including, covenants not to compete as the Board or Committee may from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9. OPTION PRICE

     The purchase price of each share of the Stock subject to an Option shall be not less than 100 percent of the fair market value of a share of the Stock which shall mean either the closing price of a share of the Stock on the business day prior to the date the Option is granted as reported on the New York Stock Exchange, absent manifest error, or a price otherwise fixed by the Board in good faith as the fair market value and stated in an Option Agreement with the Optionee (the "Option Price"); PROVIDED HOWEVER, that in the event that the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the fair market value of a share of Stock at the time such Option is granted.

10. TERM AND EXERCISE OF OPTIONS

     (a) Option Period. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     (b) Vesting and Limitations on Exercise. Except as otherwise provided herein, each Option shall become exercisable with respect to 25% of the total number of shares subject to the Option on the date that is 12 months after the date of its grant (the "Vesting Date") and with respect to an additional 25% of the number of such shares on each of the next three succeeding anniversaries of the Vesting Date; provided, however, that the Board may in its discretion provide that an Option may be exercised, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may be exercised immediately upon grant or that it may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; PROVIDED, HOWEVER, that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

     (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to Republic on any business day, at its principal office, addressed to the attention of the Stock Option Administrator, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, except as provided below. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made
(i) in cash or in cash equivalents; (ii) through the tender to Republic of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; (iii) by delivering a written direction to Republic that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to Republic by a broker upon receipt of stock certificates from Republic) or a cashless exercise/loan procedure (pursuant to which the optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to Republic whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to Republic cash (or cash equivalents acceptable to Republic) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that Republic, may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the Optionee to Republic on such terms as shall be set out in such Option Agreement; or (v) by a combination of the methods described in (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is intended to be an Incentive Stock Option, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Change in Control. In the event of a Change in Control (as defined below), except as the Board shall otherwise provide in an Option Agreement with respect to an Option granted under the Plan, all outstanding Options shall become immediately exercisable in full, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, and, unless waived in advance of such Change in Control by the Board, each Optionee who is a director, an employee or a consultant of Republic or a Subsidiary or Affiliate at the time of such Change in Control shall have the right to require Republic to pay, in cancellation of such Option, an amount equal to the product of (i) the excess of
(x) the fair market value per share of the Stock over (y) the Option Price times
(ii) the number of shares of Stock specified by the Optionee in a written notice to Republic (up to the full number of shares of Stock then subject to such Option). For purposes of the Plan, a "Change in Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of Republic (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of Republic immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act) and a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act. The amount payable under this Section 10(d) shall be remitted by Republic in cash or by certified or bank check, reduced by applicable tax withholding.

     (e) Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of Republic as provided in Section 5 above.

11. TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Optionee may transfer an Option that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the "Family" (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code sections 501(c)(3) and 170(c)(2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, "Family" shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Optionee. During the lifetime of an Optionee to whom an Incentive Stock Option is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Incentive Stock Option.

12. TERMINATION OF EMPLOYMENT OR SERVICE

     (a) General. Except as otherwise provided herein, upon the termination of the employment or other service of an Optionee with Republic, a Subsidiary, a Spin-off Corporation (as defined in Section 17) or an Affiliate, other than by reason of a "Change in Ownership" (as defined below) or the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall, unless otherwise agreed in writing with the Optionee, terminate sixty days after the date of such termination of employment or service and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option. Notwithstanding the foregoing provisions of this Section 12, the Board may provide, in its discretion, that following the termination of employment or service of an Optionee with Republic, a Subsidiary, a Spin-off Corporation or Affiliate, an Optionee may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to
Section 10(b) above.

     (b) Change in Ownership of Subsidiary or Affiliate. If an Optionee ceases to be an employee or an independent contractor of Republic or any Subsidiary, Spin-off Corporation or Affiliate following a "Change in Ownership" (as defined below)(whether because of the termination of employment or service of the Optionee, because the corporation or other entity by which the Optionee was employed or for which the Optionee was providing services as an independent contractor, ceases to be a Subsidiary of Affiliate or otherwise) then such options shall continue to vest according to the vesting schedule unless the Board determines otherwise. A "Change in Ownership" shall be deemed to have occurred with respect to an Optionee if (i) as a result of a merger, consolidation, reorganization, business combination, sale, exchange or other disposition of Voting Securities (as defined in Section 4(a)) or other transaction, the corporation or other entity by which the Optionee is employed or for which the Optionee is providing services as an independent contractor ceases to be a Subsidiary or Affiliate of Republic and, immediately after such transaction, the persons who were stockholders of Republic immediately before such transaction (the

"Republic Stockholders") do not own at least a majority of the Voting Securities of such corporation or other entity or (ii) there is a sale or other disposition of all or substantially all of the assets of the trade or business by which the Optionee is employed or for which the Optionee is providing services as an independent contractor and, immediately after such transaction, Republic or the Republic Stockholders do not own at least a majority of the Voting Securities of a corporation or other entity that acquires such assets and engages in such trade or business. In addition, the Board shall have the power to determine whether other types of transactions shall constitute a "Change in Ownership" for purposes of this section.

     (c) Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with Republic, a Subsidiary, a Spin-off Corporation or Affiliate shall not be deemed to occur if the Optionee continues in any capacity as an employee or independent contractor of Republic, any Subsidiary, any Spin-off Corporation or Affiliate. Continuous status as an employee or independent contractor shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of Republic, a Subsidiary, a Spin-Off Corporation or Affiliate, in any capacity as an employee or independent contractor, or (iii) any change in status as long as the Optionee remains in the service of Republic, a Subsidiary, a Spin-Off Corporation or Affiliate in any capacity as an employee or independent contractor (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

13. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     (a) Death. If an Optionee dies while in the employ or service of Republic, a Subsidiary, a Spin-off Corporation or Affiliate or within the period following the termination of employment or service during which the Option is exercisable under Section 13(b) below, all Options held by such Optionee prior to death shall become immediately vested and exercisable in full and the executors or administrators or legatees or distributees of such Optionee's estate shall have the right, at any time within three years after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death; PROVIDED, HOWEVER, that the Board may provide, in its discretion, that following the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option, in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to
Section 10(b) above.

     (b) Disability. If an Optionee terminates employment or service with Republic, a Subsidiary, a Spin-off Corporation or Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then all Options held by such Optionee shall become immediately exercisable in full and the Optionee shall have the right, at any time within three years after such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment or service; provided, however, that the Board may provide, in its discretion, that an Optionee may, in the event of the termination of employment or service of the Optionee with Republic, a Subsidiary, a Spin-off Corporation or Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 10(b) above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

14. USE OF PROCEEDS

     The proceeds received by Republic from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of Republic.

15. REQUIREMENTS OF LAW

     (a) Violations of Law. Republic shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or Republic of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. Republic shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     (b) Compliance with Rule 16b-3. The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

16. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of Republic at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of Republic, change the requirements as to eligibility to receive Options that are intended to qualify as Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options that are intended to qualify as Incentive Stock Options granted under the Plan (except as permitted under Section 17 hereof) or modify the Plan so that Options granted under the Plan could not satisfy the applicable requirements of Code section 162(m). Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

17. EFFECT OF CHANGES IN CAPITALIZATION

     (a) Recapitalization. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Republic by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by Republic, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by Republic. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary corporation (a "Spin-off Corporation") of Republic ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a shareholder of Republic who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative fair market values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares, and the Option shall be exercisable separately as to the shares of Common Stock and Spin-off Shares covered thereby.

     (b) Reorganization in Which Republic Is the Surviving Corporation. Subject to Subsection (c) hereof, if Republic shall be the surviving corporation in any reorganization, merger, or consolidation of Republic with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     (c) Dissolution or Liquidation; Reorganization in Which Republic Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of Republic the Plan and all Options outstanding hereunder shall terminate. In the event of any termination of the Plan under this Section 17(c), each individual holding an Option shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 10(b) above. In connection with a merger, consolidation, reorganization or other business combination of Republic with one or more other entities in which Republic is not the surviving entity, or upon a sale of all or substantially all of the assets of Republic to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which Republic is the surviving corporation) that results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning more than 50 percent of the combined voting power of all classes of stock of Republic, unless the Board or the Committee otherwise determines Republic and the acquiring or surviving entity shall provide for the continuation of the Plan and the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices. The Board shall send prior written notice of the occurrence of an event described in this
Section 17(c) to all individuals who hold Options not later than the time at which Republic gives notice to its stockholders that such event is proposed.

     (d) Adjustments. Adjustments under this Section 17 related to stock or securities of Republic shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of Republic to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18. DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of Republic, any Subsidiary, any Spin-off Corporation or Affiliate, or to interfere in any way with the right and authority of Republic, any Subsidiary, any Spinoff Corporation or Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and Republic, any Subsidiary, any Spin-off Corporation or Affiliate.

19. NON-EXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of Republic for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

     This Plan was duly adopted and approved by the Board of Directors of Republic effective as of the 3rd day of February, 1998, subject to approval and adoption by the stockholders of Republic.

                                                   /s/ JAMES O. COLE
                                          --------------------------------------
                                          Secretary of Republic

                                     (logo)
                           Printed on Recycled Paper

                                                                      APPENDIX C
                                     PROXY

                           REPUBLIC INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Steven R. Berrard and James O. Cole each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Industries, Inc. to be held on May 20, 1998, or any postponements or adjournments thereof, as indicated on the reserve side.

    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4 SET FORTH ON THE OTHER SIDE. As to any other matter, said Proxies shall vote in accordance with their best judgment.

    The undersigned hereby acknowledges receipt of the Notice of the 1998 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended December 31, 1997 furnished herewith.

                                    (Continued and to be signed on reverse side)

1. Election of            [ ] FOR all nominees listed      [ ] WITHHOLD AUTHORITY to vote  [ ] *EXCEPTIONS (FOR all
  Directors:                  below                            for all nominees listed         nominees except as
                                                               below                           indicated in space below)

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. Nominees: H. Wayne Huizenga, Steven R. Berrard, Harris W. Hudson, Robert J. Brown, J.P. Bryan, Rick L. Burdick, Michael G. DeGroote, George D. Johnson, Jr. and John J. Melk.

* INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

Exceptions
--------------------------------------------------------------------------------

2. Approval of Amendment to 1995 Plan:                    3. Approval and Adoption of 1998 Employee Stock Option
  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]           Plan:
  A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.      FOR [ ]        AGAINST [ ]        ABSTAIN [ ]
                                                            A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

4. Ratification of the appointment of Arthur Andersen     5. In their discretion, on such other matters as may
   LLP as Independent Public Accountants for 1998:        properly come before the meeting.
  FOR [ ]        AGAINST [ ]        ABSTAIN [ ]           [ ] Change of Address and or Comments Mark Here
  A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
                                                              Please sign exactly as name appears hereon.
                                                              When shares are held by joint tenants, both
                                                              should sign. If acting as attorney, executor,
                                                              trustee, or in any representative capacity,
                                                              sign name and title.

                                                              Dated                                   , 1998
                                                                    ----------------------------------

                                                              ---------------------------------------
                                                              Signature

                                                              ---------------------------------------
                                                              Signature if held jointly

                                                              Votes must be indicated [X] in Black or Blue
                                                              ink.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.